Investors contact:
Susan Mesco
Cytogen Corporation
(609) 750-8213

Brian Korb
The Trout Group
646-378-2923

Cytogen Announces Executive Management Changes

Kevin Lokay appointed as President and Chief Executive Officer;
Company to host conference call today at 4:30 pm ET

PRINCETON, N.J.—November 12, 2007 — Cytogen Corporation (NASDAQ: CYTO) today announced that Kevin G. Lokay will immediately assume the position of President and Chief Executive Officer.  Mr. Lokay, a member of Cytogen’s Board of Directors for the past six years, replaces Michael D. Becker who resigned as an officer and director to pursue another executive position.  Mr. Lokay brings more than 26 years of pharmaceutical industry experience to Cytogen’s executive management team.  Importantly, Mr. Lokay’s background includes a strong concentration in the successful sales and marketing of oncology therapeutics and supportive care products.

Mr. Lokay most recently served as Vice President and Business Unit Head, Oncology and Acute Care Business Unit at GlaxoSmithKline Pharmaceuticals (GSK).  While at GSK, he successfully launched three oncology and two acute care products and grew the business to over $2.3 billion in sales.  He joined SmithKline Beecham Corp (GSK’s predecessor) in 1997, as Vice President and Director, Oncology and Specialty Products, to lead the formation of the integrated oncology business unit.  Prior to joining GSK, Mr. Lokay spent 16 years with Merck & Co., where his most recent assignment was Vice President, Worldwide Sales, Marketing and Development in Merck’s Vaccine Division.  At Merck he gained experience in a wide variety of therapeutic areas as he progressed through positions of increasing responsibilities in sales, market research, advertising, product management, and business development.  Mr. Lokay is a member of the Board of Governors of the Sarah Cannon Research Institute Holdings LLC and a Director of the University of Sciences, Philadelphia, Pennsylvania.  Mr. Lokay received a Master of Business of Administration with a concentration in Marketing from the Krannert School of Management at Purdue University, and a Bachelor of Arts degree in Economics from Lafayette College.

“We are extraordinarily pleased to have a skilled executive of Kevin’s caliber assume the leadership of Cytogen,” said James A. Grigsby, chairman of Cytogen.  “We appreciate Michael’s commitment and many contributions to Cytogen, particularly in building the infrastructure of a commercially focused company.  We wish him well in his future endeavors.  Given Kevin’s expertise in the marketing and launch of supportive care and therapeutic products while at GSK and Merck, the Board has great confidence he will provide critical industry experience that the Company needs to implement its strategic and operational goals going forward.”

Mr. Lokay commented:  “Based on my experience with Cytogen and my knowledge of the oncology marketplace, I am excited about the opportunity to lead this company.  CAPHOSOL® has the promise to meet the serious unmet needs of many cancer patients suffering from oral mucositis. I look forward to working closely with Cytogen’s management team, including my former colleague Steve Ross, senior vice president of sales and marketing for Cytogen, who joined the Company this past July from GSK.  I am encouraged with the recent progress the sales team has made these past few months based on the implementation of a new focused approach for CAPHOSOL.   I will work with the team to ensure that Cytogen has the resources to fully exploit our market opportunities, target these resources effectively to maximize success, and efficiently capture promotional synergies across our product lines.”

Cytogen also announced today the resignation of William J. Thomas, the Company’s General Counsel, which will become effective November 16, 2007.  Mr. Thomas has resigned from Cytogen to pursue another general counsel position and his resignation is unrelated to Mr. Becker’s resignation.  The Company does not currently intend to replace Mr. Thomas’ position and will direct the responsibilities to its outside counsel, Morgan, Lewis & Bockius LLP.

Cytogen will host an investor update call this afternoon, November 12, 2007, at 4:30 pm eastern time (ET).  To listen to the call please dial 866-831-6272 and enter the access code 18511465.  International dialers may call 617-213-8859 and enter the same access code.

A webcast is also accessible through the following link:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=97538&eventID=1694493

A replay of the conference call will be available approximately one hour after the call and for one week thereafter. To access the replay, please dial 888-286-8010 and enter the access code 45328770.  International dialers may dial 617-801-6888 and enter the same access code.

About Cytogen

Cytogen is a specialty pharmaceutical company dedicated to advancing the treatment and care of patients by building, developing, and commercializing a portfolio of oncology products. The company’s specialized sales force currently markets two therapeutic products and one diagnostic product to the U.S. oncology market. CAPHOSOL(R) is an advanced electrolyte solution for the treatment of oral mucositis and dry mouth that is approved in the U.S. as a prescription medical device. QUADRAMET(R) (samarium Sm-

153 lexidronam injection) is approved for the treatment of pain in patients whose cancer has spread to the bone. PROSTASCINT(R) (capromab pendetide) is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer. The company also currently has U.S. commercial rights to SOLTAMOX(TM) (tamoxifen citrate), a liquid hormonal therapy approved in the U.S. for the treatment of breast cancer in adjuvant and metastatic settings. Cytogen’s product-focused strategy centers on attaining sustainable growth through clinical, commercial, and strategic initiatives.

A copy of the full prescribing information for CAPHOSOL, QUADRAMET, PROSTASCINT and SOLTAMOX, including Boxed Warnings, warnings, precautions, adverse events and other safety information may be obtained in the U.S. from Cytogen Corporation by calling toll-free 800-833-3533 or by visiting the web site at http://www.cytogen.com. Cytogen’s website is not part of this press release.

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen’s results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen’s business is subject to a number of significant risks, which include, but are not limited to: the risk that Cytogen is not successful in achieving compliance with Nasdaq listing requirements and Cytogen’s common stock is delisted from the Nasdaq Global Market; the risk of raising additional capital; the risk of successfully identifying, evaluating, and executing strategic transactions or actions to enhance Cytogen’s future growth potential and maximize shareholder value; the risk of launching a new product;, the risk of successfully marketing its products; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen’s products, such as third-party payor reimbursement issues; the risk associated with Cytogen’s dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with Cytogen’s periodic filings with the SEC. All information in this press release, including the forward-looking statements contained herein, is made only as of the date of this press release.

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